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                                                                   EXHIBIT 10.24

                               SECOND AMENDMENT TO
                               AGREEMENT OF LEASE

        THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this "SECOND AMENDMENT") is dated as of July 1, 2001, by and between CROSSROADS DEVELOPERS ASSOCIATES, LLC, a New Jersey limited liability company having an office at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (hereinafter called "LANDLORD"), and NOVADIGM, INC., a Delaware corporation having an office at One International Boulevard, Mahwah, New Jersey 07495 (hereinafter called "TENANT").

                               STATEMENT OF FACTS

                Pursuant to an Agreement of Lease dated as of March 14, 1997, as amended by that First Amendment to Agreement of Lease dated as of June 30, 2001 (the "FIRST AMENDMENT"), Landlord leased to Tenant, and Tenant hired, portions of the second (2nd) floor (mezzanine) (comprising approximately 19,869 square feet) and third (3rd) floor (comprising approximately 10,398 square feet) of the Building located at One International Boulevard, Mahwah, New Jersey (such lease, as amended by the First Amendment, shall hereinafter be collectively referred to as the "LEASE"). Pursuant to that certain Assignment of Lease and Sublease Agreement dated as of September, 2000, Tenant acquired the interest of the tenant under that certain lease dated June 13, 1991 between Landlord and Malcolm Pirney, Inc., as tenant (the "PIRNEY LEASE") with respect to certain premises located on the fifth (5th) floor (comprising approximately 34,349 square feet) and in the basement of the aforementioned Building, and certain reserved parking spaces, all as more particularly described in the Pirney Lease (the "ADDITIONAL SPACE").

                Landlord now desires to lease to Tenant, and Tenant desires to hire from Landlord, the Additional Space, and Landlord and Tenant desire to terminate the Pirney Lease (except that the Pirney Lease description of the basement space and the parking spaces referenced in Section 4 hereof shall be applicable to this Second Amendment) and to otherwise amend the Lease upon, and subject to, the terms, covenants and conditions herein contained.

                All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

        NOW, THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. The Pirney Lease is hereby terminated (except that the Pirney Lease description of the basement space and the parking spaces referenced in Section 4 hereof shall be applicable to this Second Amendment) and shall be of no further force or effect.

        2. Landlord confirms having received an additional $55,000.00 security deposit




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pursuant to the terms of the Pirney Lease.

        3. The Term of the Lease shall be extended from July 1, 2001, to June 30, 2006 (or such earlier date as the Term may sooner terminate pursuant to any of the terms, covenants or conditions of the Lease, or pursuant to law), which date shall be deemed to be the "Termination Date" under the Lease.

        4. Effective as of July 1, 2001 (hereinafter called the "ADDITIONAL SPACE EFFECTIVE DATE"), Landlord is leasing to Tenant, and Tenant is hiring from Landlord, the Additional Space, upon, and subject to, all of the same terms, covenants and conditions set forth in the Lease, except that, as of the Additional Space Effective Date:

                (a) the Additional Space shall be deemed added to and a part of the Premises for all purposes of the Lease so that (i) the term "Premises" shall be deemed to include the Additional Space; and (ii) the term "Termination Date" shall also govern the Additional Space;

                (b) the Basic Annual Rent for the Premises shall be increased to $1,356,936.00 per annum ($113,078.00 per month); and

                (c) Tenant's Percentage Share shall be increased to 17.655%.

Tenant's rights with respect to the Additional Space shall include the portion of the Additional Space located in the basement of the Building as described in the Pirney Lease, Tenant's rights to any reserved parking spaces provided for in the Pirney Lease, and Tenant's right of first refusal to lease space on the fourth (4th) and sixth (6th) floors of the Building as and to the extent provided for in the Pirney Lease subject, however, to any other party's right to lease space on the fourth (4th) and sixth (6th) floors of the Building which may exist as of the date hereof.

        5. Tenant acknowledges and agrees (i) that it is in possession of the Premises; (ii) that the Premises are satisfactory and in good order, repair and condition as of the Additional Space Effective Date and the date hereof; (iii) that Landlord has made no representations to Tenant with respect to the condition of the Additional Space; (iv) that Tenant has taken the Additional Space in its "as is" condition existing on the Additional Space Effective Date; and (v) that Landlord has complied with and satisfied all of its obligations to Tenant under the Lease. Effective as of the Additional Space Effective Date, the entire Premises shall consist of certain space on the second (2nd) (mezzanine), third (3rd), fifth (5th) and basement floors of the Building as shown on EXHIBIT A annexed hereto and made a part hereof.

        6. A new Article 39 shall be added to the Lease, which shall provide as follows:

                                   "ARTICLE 39
                                EXTENSION OF TERM

        39.01 Provided Tenant shall not be in default of any terms or conditions of this Lease




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(which continues after the expiration of any applicable grace period after the giving of notice, if any, required hereunder) on the date the Extension Notice (as hereinafter defined) is given, Tenant shall have the option (hereinafter called the "EXTENSION OPTION") to extend this lease for a term (hereinafter called the "EXTENDED TERM") of five (5) years commencing on the date (hereinafter called the "EXTENDED TERM COMMENCEMENT DATE") that is the day following the Termination Date and, unless sooner terminated as herein provided, ending on the date (hereinafter called the "EXTENDED TERM EXPIRATION DATE") that is the day immediately preceding the fifth (5th) anniversary of the Extended Term Commencement Date by giving Landlord written notice (hereinafter called the "EXTENSION NOTICE") of its intention to do so at least nine (9) months prior to the Termination Date. If Tenant shall give the Extension Notice to Landlord within the time and in the manner hereinabove provided, the Extension Option shall be deemed to be irrevocably exercised and this lease shall be deemed extended for the Extended Term upon all of the terms, covenants and conditions provided for the Initial Term except that:

        (a) any terms or conditions of this Lease that are expressly or by their nature inapplicable to the Extended Term shall not apply during the same;

        (b) the Minimum Rent payable during each year of the Extended Term shall be an amount equal to ninety five percent (95.0%) of the then fair market rental value (as defined below), payable in equal monthly installments; and

        (c) all references to the Termination Date shall be deemed changed to, and shall be deemed to mean, the Extended Term Expiration Date.

Conversely, if Tenant shall fail to give the Extension Notice to Landlord within the time and in the manner hereinabove provided, or if any of the conditions to Tenant's exercise of the Extension Option have not been satisfied, the Extension Option shall be deemed waived by Tenant and of no force or effect. Within thirty
(30) days after the written request of either Landlord or Tenant, the parties shall enter into a supplementary agreement in any reasonable form confirming whether the Extension Option has been exercised in accordance with this Article.

        39.02 In the event Tenant shall have extended the Term of the Lease for the Extended Term within the time and in the manner provided in Section 39.01 above, the "fair market rental value" of the Demised Premises, shall be determined as hereinafter provided and calculated as of the day that is four (4) months prior to the Extended Term Commencement Date on the basis of a new letting of the Demised Premises on an "as is" basis. The fair market rental value shall be determined jointly by Landlord and Tenant not later than the day (hereinafter called the "DETERMINATION DATE") that shall be thirty (30) days following the date the Extension Notice is given. If Landlord and Tenant agree upon such fair market rental value, such agreement shall be confirmed in a writing (hereinafter called a "RENTAL AGREEMENT") to be executed by Landlord and Tenant in any reasonable form not later than the Determination Date. In the event that Landlord and Tenant shall have failed to join in executing a Rental Agreement on or before the Determination Date, then the fair market rental value for each year of the Extended Term shall be determined by arbitration as follows:




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        (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and, thereafter, shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Premises) upon request of either Landlord or Tenant, as the case may be;

        (b) the two (2) arbitrators appointed as above provided shall attempt to reach an agreement as to such fair market rental value, and, in the event that they are unable to do so within thirty (30) days after their joint appointment, they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty (30) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

        (c) all of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the value of leasehold interests in real estate similar to the Building located in Bergen County, New Jersey and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State of New Jersey; and

        (d) the three (3) arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the fair market rental value, within thirty (30) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing, and the vote of the majority of them shall be the decision of all and, insofar as the same is in compliance with the provisions and conditions of this Section, shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data that the arbitrators may discover by investigation and inquiry outside of such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within thirty (30) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to a court of law sitting in Bergen County and having jurisdiction by action, proceeding, or otherwise (but not by a new arbitration proceeding), as may be proper to determine the question in dispute consistently with the provisions of this Lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant, but Landlord and Tenant shall each pay their own attorneys' fees and disbursements.

        39.03 Notwithstanding anything to the contrary contained in this Article, the fixed rent payable during any year of the Extended Term shall in no event be less than the fixed rent payable during the last year of the Initial Term; provided however that in the event that the fair market rental value is determined to be less than the fixed rent payable during the last year of the Initial Term, Tenant shall have the right, within ten (10) days after such determination is made, time




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being of the essence, to revoke its election to extend the Term of the Lease."

        7. Tenant covenants, warrants and represents that there were no brokers or finders instrumental in consummating this Second Amendment other than The Garibaldi Group ("BROKER"), and that no conversations or negotiations were had with any other brokers or finders concerning this Second Amendment and the extension and modification of the Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims for brokerage commissions, consultation fees or other compensation arising out of or resulting from any conversations or negotiations had be Tenant with any brokers or finders, other than Broker.

        8. Except as and to the extent modified hereby, the Lease shall remain in full force and effect and binding upon the parties in accordance with its terms.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                        CROSSROADS DEVELOPERS ASSOCIATES, LLC


                                        By:     [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NOVADIGM, INC.

                                        By: /s/ THOMAS V. HARMON
                                           -------------------------------------
                                           Name:  Thomas V. Harmon
                                           Title: Vice-President -- Product
                                                  Services


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